Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Rachael Crocker: 816.860.7775

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter Net Income of $44.2 Million

or $0.89 per diluted share

KANSAS CITY, Mo. (April 25, 2017) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced net income for the first quarter 2017 of $44.2 million or $0.89 per diluted share, compared to $42.9 million or $0.87 per diluted share in the fourth quarter 2016 (linked quarter) and $36.4 million or $0.74 per diluted share in the first quarter 2016. Such reported GAAP net income represents an increase of 2.9 percent on a linked-quarter basis and 21.4 percent compared to the first quarter 2016.

Net operating income, a non-GAAP financial measure which is reconciled to the nearest comparable GAAP measure later in this release, was $44.5 million or $0.89 per diluted share for the first quarter 2017, compared to $45.3 million or $0.91 per diluted share for the linked quarter and $38.7 million or $0.79 per diluted share for the first quarter 2016. These results represent a decrease of 1.8 percent on a linked-quarter basis and an increase of 14.9 percent compared to the first quarter 2016.

Summary of financial results	UMB Financial Corporation
(unaudited, dollars in thousands)

	Q1 2017	Q4 2016	Q1 2016
GAAP
Net income	$44,181	$42,934	$36,403
Earnings per share (diluted)	0.89	0.87	0.74
Return on average assets	0.89%	0.86%	0.76%
Return on average equity	9.04	8.58	7.54
Efficiency ratio	70.45%	71.51%	74.41%

Non-GAAP
Net operating income	$44,486	$45,294	$38,729
Operating earnings per share (diluted)	0.89	0.91	0.79
Operating return on average assets	0.89%	0.90%	0.81%
Operating return on average equity	9.10	9.05	8.02
Operating efficiency ratio	70.27%	70.07%	72.89%

“2017 is off to a solid start for UMB,” said Mariner Kemper, chairman and chief executive officer. “We continue to post double digit year-over-year loan growth, with average loans increasing 10.6 percent compared to the same period in 2016. This growth, along with our efforts to achieve an optimal mix of earning assets and increased loan yields, drove a 13.9 percent increase in net interest income. We are pleased with this continued growth, as well as our progress toward improved profitability.

“In addition, we announced last week an agreement to sell our Scout Investments business to Carillon Tower Advisers. This was a strategic business decision that will allow us to invest time, energy and capital resources into growing our core banking businesses.”

Summary of revenue	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1 2017	Q4 2016	Q1 2016	CQ vs. LQ	CQ vs. PY
Net interest income	$134,315	$131,456	$117,892	$2,859	$16,423
Noninterest income:
Trust and securities processing	60,404	60,431	59,485	(27)	919
Trading and investment banking	7,542	5,040	4,630	2,502	2,912
Service charges on deposit accounts	22,075	20,949	21,461	1,126	614
Insurance fees and commissions	646	833	1,497	(187)	(851)
Brokerage fees	5,377	4,674	4,185	703	1,192
Bankcard fees	17,752	16,113	18,016	1,639	(264)
Gains on sales of securities available for sale, net	468	—	2,933	468	(2,465)
Equity (losses) earnings on alternative investments	(614)	504	(381)	(1,118)	(233)
Other	7,130	7,786	4,524	(656)	2,606
Total noninterest income	$120,780	$116,330	$116,350	$4,450	$4,430

Total Revenue	$255,095	$247,786	$234,242	$7,309	$20,853

Net interest margin (FTE)	3.09%	3.00%	2.79%

Total noninterest income as a % of total revenue	47.40%	46.90%	49.70%

Net interest income

•	On a linked quarter basis, the increase in net interest income was driven by a nine basis point improvement in net interest margin, coupled with a 2.1 percent, or $214.1 million, increase in average loans.

•	Earning asset yields improved 14 basis points from the linked quarter, which was partially offset by an increase in the cost of interest-bearing liabilities of nine basis points. Average loan yields improved 13 basis points from the linked quarter to 4.09 percent, driven, in part, by favorable re-pricing and mix changes within the loan portfolio.

•	On a year-over-year basis, the increase in net interest income was driven by a 10.6 percent or $1.0 billion increase in average loans as well as higher average loan yields, which increased 28 basis points from a year ago, primarily driven by favorable pricing and mix changes.

•	For the first quarter 2017, average earning assets stood at $18.9 billion, an increase of 1.6 percent over the linked quarter and 4.7 percent over the first quarter 2016.

Noninterest income

•	First quarter 2017 noninterest income increased $4.5 million, or 3.8 percent, on a linked quarter basis largely due to:

•	a $2.4 million increase in unrealized gains on the company’s seed investments in certain Scout funds;

•	a $1.1 million increase in deposit service charges primarily driven by the company’s healthcare business;

•	a $0.7 million increase in interchange income and a $0.6 million decrease in retail and commercial card program rewards and rebates expense recorded within bankcard fees;

•	which were partially offset by a $1.1 million decrease in equity earnings on alternative investments.

•	Noninterest income improved $4.4 million, or 3.8 percent, compared to the same quarter in 2016 driven by:

•	a $1.4 million increase in unrealized gains on the company’s seed investments in certain Scout funds and $0.7 million increase in bond underwriting fees, both recorded in trading and investment banking income;

•	an increase in other noninterest income due to a $2.0 million increase in the fair value of company-owned life insurance;

•	a $1.3 million increase in 12b-1 income recorded in brokerage fees;

•	which were partially offset by a $2.5 million decrease in gains on available-for-sale securities.

Summary of noninterest expense	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1 2017	Q4 2016	Q1 2016	CQ vs. LQ	CQ vs. PY
Salaries and employee benefits	$113,834	$107,538	$106,850	$6,296	$6,984
Occupancy, net	11,148	11,421	10,972	(273)	176
Equipment	17,668	17,726	16,282	(58)	1,386
Supplies and services	4,281	4,788	4,949	(507)	(668)
Marketing and business development	4,503	6,256	4,441	(1,753)	62
Processing fees	11,301	11,045	11,462	256	(161)
Legal and consulting	5,300	7,056	4,799	(1,756)	501
Bankcard	4,903	4,558	5,815	345	(912)
Amortization of other intangible assets	2,869	2,928	3,226	(59)	(357)
Regulatory fees	3,833	3,687	3,429	146	404
Other	9,126	9,321	8,219	(195)	907

Total noninterest expense	$188,766	$186,324	$180,444	$2,442	$8,322

Noninterest expense

•	On a non-GAAP basis, operating noninterest expense, which excludes the impact of acquisition expenses and other items as reconciled later in this release, was $188.3 million for the first quarter 2017, an increase of $5.7 million, or 3.1 percent, compared to the linked quarter, and $11.5 million, or 6.5 percent, compared to the first quarter 2016.

•	On a linked quarter GAAP basis, the $2.4 million, or 1.3 percent, increase in noninterest expense was driven by expected increases in payroll taxes, 401(k) benefits, and medical insurance expense offset, in part, by decreases in marketing and business development and legal and consulting expenses from elevated fourth quarter levels.

•	The increase in noninterest expense of $8.3 million, or 4.6 percent, compared to the first quarter 2016 was primarily driven by:

•	a $1.9 million increase in salary and wage expense, a $1.9 million increase in bonus and commission expense, and a $3.1 million increase in employee benefits partially driven by a $1.6 million increase in fair value adjustments on the company’s deferred compensation plan; and

•	higher equipment expense for computer and hardware costs related to investments for regulatory requirements, cyber security, and the ongoing modernization of the company’s core systems.

Income Taxes

•	The Company’s effective tax rate was 22.9 percent for the quarter ended March 31, 2017 compared to 25.4 percent for the same period a year earlier. The decrease is primarily a result of an increase in excess tax benefits associated with stock compensation recorded in the first quarter of 2017 compared to the same period a year earlier.

Balance Sheet

•	Average total assets for the first quarter 2017 were $20.2 billion compared to $19.9 billion for the linked quarter, and $19.3 billion for the same period in 2016.

Summary of average loans and leases	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1	Q4	Q1	CQ vs.	CQ vs.
	2017	2016	2016	LQ	PY

Averages:
Commercial	$4,397,675	$4,369,173	$4,252,016	$28,502	$145,659
Asset based loans	225,818	231,035	222,483	(5,217)	3,335
Factoring loans	148,356	110,866	85,704	37,490	62,652
Commercial credit card	157,864	150,630	147,121	7,234	10,743
Real estate - construction	793,892	674,367	457,448	119,525	336,444
Real estate - commercial	3,157,363	3,089,946	2,730,483	67,417	426,880
Real estate - residential	567,611	553,770	472,711	13,841	94,900
Real estate - HELOC	697,010	713,528	733,755	(16,518)	(36,745)
Consumer credit card	249,489	271,909	270,965	(22,420)	(21,476)
Consumer other	125,835	146,779	135,400	(20,944)	(9,565)
Leases	39,221	34,020	42,205	5,201	(2,984)

Total loans	$10,560,134	$10,346,023	$9,550,291	$214,111	$1,009,843

•	Average loans for the first quarter 2017, increased 2.1 percent, on a linked-quarter basis, and 10.6 percent, compared to first quarter 2016.

Summary of average securities	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1	Q4	Q1	CQ vs.	CQ vs.
	2017	2016	2016	LQ	PY

Securities available for sale:
U.S. Treasury	$83,302	$182,891	$353,501	$(99,589)	$(270,199)
U.S. Agencies	144,166	248,329	643,129	(104,163)	(498,963)
Mortgage-backed	3,753,733	3,586,040	3,606,221	167,693	147,512
State and political subdivisions	2,412,351	2,362,178	2,153,059	50,173	259,292
Corporates	66,840	67,100	80,082	(260)	(13,242)

Total securities available for sale	$6,460,392	$6,446,538	$6,835,992	$13,854	$(375,600)
Securities held to maturity:
State and political subdivisions	1,157,871	1,073,509	732,137	84,362	425,734
Trading securities	60,462	50,925	26,358	9,537	34,104
Other securities	67,988	66,567	64,207	1,421	3,781

Total securities	$7,746,713	$7,637,539	$7,658,694	$109,174	$88,019

•	The growth in the company’s held to maturity securities portfolio is attributed to increased activity in private placement bonds, primarily used to refinance existing revenue bonds in the healthcare and education sectors.

Summary of average deposits	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1	Q4	Q1	CQ vs.	CQ vs.
	2017	2016	2016	LQ	PY

Deposits:
Noninterest-bearing demand	$5,998,943	$6,193,787	$6,014,820	$(194,845)	$(15,878)
Interest-bearing demand and savings	8,564,059	8,439,920	8,201,591	124,139	362,468
Time deposits	1,079,946	1,112,781	1,228,183	(32,834)	(148,236)

Total deposits	$15,642,948	$15,746,488	$15,444,594	$(103,540)	$198,354

Non-interest bearing deposits as % of total	38.3%	39.3%	38.9%

•	The cost of interest-bearing liabilities for the first quarter 2017 was 35 basis points, and total cost of funds including noninterest-bearing deposits was 22 basis points.

Capital information	UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

	March 31, 2017	December 31, 2016	March 31, 2016

Total equity	$2,010,878	$1,962,384	$1,948,333
Book value per common share	40.34	39.51	39.39

Regulatory capital:
Common equity Tier 1 capital	$1,821,915	$1,789,581	$1,675,854
Tier 1 capital	1,821,915	1,789,581	1,675,854
Total capital	1,985,231	1,951,078	1,825,867

Regulatory capital ratios:
Common equity Tier 1 capital ratio	$11.89%	11.80%	11.80%
Tier 1 risk-based capital ratio	11.89	11.80	11.80
Total risk-based capital ratio	12.96	12.87	12.85
Tier 1 leverage ratio	9.11	9.09	8.78

Credit quality	UMB Financial Corporation

(unaudited, dollars in thousands)

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016

Net charge-offs (recoveries) - Commercial loans	$5,283	$1,127	$5,538	$(59)	$2,586
Net charge-offs (recoveries) - Real estate loans	125	3,373	(67)	1,164	1,301
Net charge-offs - Consumer credit card loans	1,815	1,692	1,658	1,575	1,781
Net charge-offs - Consumer other loans	103	63	133	52	77

Net charge-offs - Total loans	7,326	6,255	7,262	2,732	5,745
Net loan charge-offs as a % of total average loans	0.28%	0.24%	0.28%	0.11%	0.24%
Loans over 90 days past due	$3,369	$3,365	$2,678	$4,700	$3,334
Loans over 90 days past due as a % of total loans	0.03%	0.03%	0.03%	0.05%	0.03%
Nonaccrual and restructured loans	$56,594	$70,259	$79,607	$58,423	$54,933
Nonaccrual and restructured loans as a % of total loans	0.53%	0.67%	0.77%	0.58%	0.57%
Provision for loan losses	$9,000	$7,500	$13,000	$7,000	$5,000

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, decreased $13.7 million from the linked quarter and increased $1.7 million from the prior year.

Divestiture Subsequent Event

On April 20, 2017, the company announced the execution of an agreement to sell 100 percent of the stock of Scout Investments, Inc. (Scout), its institutional investment management subsidiary with $27.9 billion in assets under management as of March 31, 2017 to Carillon Tower Advisers, a unit of Raymond James Financial, for $172.5 million in cash, subject to purchase price adjustments at closing. The company plans to use the proceeds from the transaction to support its current growth strategies. See the company’s current report Form 8-K filed with the Securities Exchange Commission on April 20, 2017 for additional information. The transaction did not meet the requirements to be accounted for as a discontinued operation for the March 31, 2017 reporting period but will be presented as a discontinued operation prospectively. The following table shows the company’s income statement components from continuing operations and income from discontinued operations (Scout) for the previous financial periods listed below on a pro-forma basis to give effect to the sale of Scout. The pro-forma financial results give effect to the sale of Scout for each of the previous financial periods as if the sale of Scout had occurred at the beginning of each period.

Consolidated Condensed Supplemental Information	UMB Financial Corporation

(unaudited, dollars in thousands)

	Full Year			Q1	Q2	Q3	Q4	Q1
	2014	2015	2016	2016	2016	2016	2016	2017
From continuing operations:
Net interest income	$350,055	$412,067	$495,323	$117,892	$121,210	$124,765	$131,456	$134,315
Provision for loan losses	17,000	15,500	32,500	5,000	7,000	13,000	7,500	9,000
Noninterest income	368,235	370,659	402,511	97,965	102,774	103,542	98,230	102,917
Noninterest expense	582,942	639,437	667,297	165,406	168,556	165,350	167,985	173,950
Income before taxes	118,348	127,789	198,037	45,451	48,428	49,957	54,201	54,282

Income tax expense	27,502	31,549	44,755	11,190	12,052	10,624	10,889	12,407

Income - continuing operations	90,846	96,240	153,282	34,261	36,376	39,333	43,312	41,875

Income before taxes - discontinued ops	47,715	31,496	8,967	3,347	1,886	3,973	(239)	3,047
Income tax expense - discontinued ops	17,906	11,663	3,448	1,205	744	1,360	139	741

Income - discontinued operations	29,809	19,833	5,519	2,142	1,142	2,613	(378)	2,306

Net Income	$120,655	$116,073	$158,801	$36,403	$37,518	$41,946	$42,934	$44,181

Conference Call

The company plans to host a conference call to discuss its first quarter 2017 earnings results on Wednesday, April 26, 2017, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 1Q 2017 Conference Call

A replay of the conference call may be heard through May 10, 2017, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10103480. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense and operating efficiency ratio—and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for fair value adjustments, acquisition- and severance-related items and one-time marketing agent termination costs that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding the following: (i) fair value adjustments on contingent consideration for the acquisitions of Reams Asset Management Company (Reams), (ii) expenses related to acquisitions (iii) non-acquisition related severance expense (iv) expenses related to the buy-out and termination of certain marketing and referral agreements in the company’s institutional investment management business, and (v) the cumulative tax impact of the previous adjustments. The company believes that the financial impact of excluding non-acquisition related severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Operating EPS (basic and diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described in clauses (i)-(v) above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses (i)-(iv) above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total revenue (tax equivalent net interest income plus noninterest income less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about reduced regulation, tax reform and our ability to capitalize on changes. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Consolidated Balance Sheets	UMB Financial Corporation

(dollars in thousands)

	March 31,
	2017	2016
	(unaudited)	(unaudited)
Assets
Loans	$10,757,236	$9,699,631
Allowance for loan losses	(93,323)	(80,398)

Net loans	10,663,913	9,619,233

Loans held for sale	1,934	4,830
Investment securities:
Available for sale	6,551,593	6,883,312
Held to maturity	1,206,639	804,652
Trading securities	75,494	26,779
Other securities	67,910	64,591

Total investment securities	7,901,636	7,779,334

Federal funds and resell agreements	196,467	170,824
Interest-bearing due from banks	374,570	401,961
Cash and due from banks	373,671	325,446
Premises and equipment, net	282,398	279,079
Accrued income	97,035	90,002
Goodwill	228,396	228,396
Other intangibles, net	31,622	43,556
Other assets	424,495	360,252

Total assets	$20,576,137	$19,302,913

Liabilities
Deposits:
Noninterest-bearing demand	$6,202,246	$6,202,026
Interest-bearing demand and savings	8,622,219	8,178,712
Time deposits under $250,000	594,967	727,709
Time deposits of $250,000 or more	475,752	309,926

Total deposits	15,895,184	15,418,373

Federal funds and repurchase agreements	2,390,364	1,681,723
Short-term debt	—	5,006
Long-term debt	76,104	85,238
Accrued expenses and taxes	142,987	116,034
Other liabilities	60,620	48,206

Total liabilities	18,565,259	17,354,580

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,033,225	1,018,492
Retained earnings	1,174,587	1,057,433
Accumulated other comprehensive (loss) income, net	(44,159)	32,468
Treasury stock	(207,832)	(215,117)

Total shareholders’ equity	2,010,878	1,948,333

Total liabilities and shareholders’ equity	$20,576,137	$19,302,913

Consolidated Statements of Income	UMB Financial Corporation

(dollars in thousands except share and per share data)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Interest Income
Loans	$106,560	$90,544
Securities:
Taxable interest	19,190	19,357
Tax-exempt interest	17,183	12,735

Total securities income	36,373	32,092
Federal funds and resell agreements	919	507
Interest-bearing due from banks	551	891
Trading securities	287	52

Total interest income	144,690	124,086

Interest Expense
Deposits	5,966	4,055
Federal funds and repurchase agreements	3,469	1,230
Other	940	909

Total interest expense	10,375	6,194

Net interest income	134,315	117,892
Provision for loan losses	9,000	5,000

Net interest income after provision for loan losses	125,315	112,892

Noninterest Income
Trust and securities processing	60,404	59,485
Trading and investment banking	7,542	4,630
Service charges on deposits	22,075	21,461
Insurance fees and commissions	646	1,497
Brokerage fees	5,377	4,185
Bankcard fees	17,752	18,016
Gains on sale of securities available for sale, net	468	2,933
Equity losses on alternative investments	(614)	(381)
Other	7,130	4,524

Total noninterest income	120,780	116,350

Noninterest Expense
Salaries and employee benefits	113,834	106,850
Occupancy, net	11,148	10,972
Equipment	17,668	16,282
Supplies, postage and telephone	4,281	4,949
Marketing and business development	4,503	4,441
Processing fees	11,301	11,462
Legal and consulting	5,300	4,799
Bankcard	4,903	5,815
Amortization of other intangibles	2,869	3,226
Regulatory fees	3,833	3,429
Other	9,126	8,219

Total noninterest expense	188,766	180,444
Income before income taxes	57,329	48,798

Income tax provision	13,148	12,395

Net income	$44,181	$36,403

Per Share Data
Net income - basic	$0.90	$0.75
Net income – diluted	0.89	0.74
Dividends	0.255	0.245

Weighted average shares outstanding	49,109,872	48,756,433
Weighted average shares outstanding – diluted	49,829,508	49,016,400

Consolidated Statements of Comprehensive Income	UMB Financial Corporation

(dollars in thousands)

	Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)
Net Income	$44,181	$36,403
Other comprehensive income, net of tax:
Unrealized gains on securities:
Change in unrealized holding gains, net	22,271	65,312
Less: Reclassifications adjustment for gains included in net income	(468)	(2,933)

Change in unrealized gains on securities during the period	21,803	62,379
Change in unrealized gains (losses) on derivatives	246	(4,140)
Income tax expense	(8,666)	(22,053)

Other comprehensive income	13,383	36,186

Comprehensive income	$57,564	$72,589

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation

(dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
(unaudited)	Stock	Surplus	Earnings	Income (Loss)	Stock	Total
Balance - January 1, 2016	$55,057	$1,019,889	$1,033,990	$(3,718)	$(211,524)	$1,893,694
Total comprehensive income	—	—	36,403	36,186	—	72,589
Cash dividends ($0.245 per share)	—	—	(12,104)	—	—	(12,104)
Purchase of treasury stock	—	—	—	—	(12,880)	(12,880)
Issuance of equity awards		(6,199)	—	—	6,628	429
Recognition of equity based compensation	—	2,047	—	—	—	2,047
Sale of treasury stock	—	123	—	—	140	263
Exercise of stock options	—	1,294	—	—	2,519	3,813
Cumulative effect adjustment	—	1,338	(856)	—	—	482

Balance – March 31, 2016	$55,057	$1,018,492	$1,057,433	$32,468	$(215,117)	$1,948,333

(unaudited)
Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	44,181	13,383	—	57,564
Cash dividends ($0.255 per share)	—	—	(12,481)	—	—	(12,481)
Purchase of treasury stock	—	—	—	—	(4,028)	(4,028)
Issuance of equity awards	—	(4,140)	—	—	4,611	471
Recognition of equity based compensation	—	2,861	—	—	—	2,861
Sale of treasury stock	—	150	—	—	117	267
Exercise of stock options	—	935	—	—	2,905	3,840

Balance – March 31, 2017	$55,057	$1,033,225	$1,174,587	$(44,159)	$(207,832)	$2,010,878

Average Balances / Yields and Rates	UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)

	Three Months Ended March 31,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$10,560,134	4.09%	$9,550,291	3.81%
Securities:
Taxable	4,198,795	1.85	4,826,822	1.61
Tax-exempt	3,487,456	3.07	2,805,514	2.81

Total securities	7,686,251	2.40	7,632,336	2.05
Federal funds and resell agreements	238,201	1.56	146,791	1.39
Interest-bearing due from banks	309,125	0.72	648,635	0.55
Trading securities	60,462	2.45	26,358	1.01

Total earning assets	18,854,173	3.31	18,004,411	2.93
Allowance for loan losses	(93,106)		(80,820)
Other assets	1,473,282		1,411,260

Total assets	$20,234,349		$19,334,851

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$9,644,005	0.25%	$9,429,774	0.17%
Federal funds and repurchase agreements	2,329,630	0.60	1,696,555	0.29
Borrowed funds	76,468	4.99	92,558	3.95

Total interest-bearing liabilities	12,050,103	0.35	11,218,887	0.22
Noninterest-bearing demand deposits	5,998,943		6,014,820
Other liabilities	202,248		159,883
Shareholders’ equity	1,983,055		1,941,261

Total liabilities and shareholders’ equity	$20,234,349		$19,334,851

Net interest spread		2.96%		2.71%
Net interest margin		3.09		2.79

Business Segment Information	UMB Financial Corporation

(unaudited, dollars in thousands)

	Three Months Ended March 31, 2017
	Bank	Institutional Investment Management	Asset Servicing	Total
Net interest income	$131,663	$—	$2,652	$134,315
Provision for loan losses	9,000	—	—	9,000
Noninterest income	79,215	19,254	22,311	120,780
Noninterest expense	150,251	17,676	20,839	188,766

Income (loss) before taxes	51,627	1,578	4,124	57,329
Income tax expense (benefit)	11,861	345	942	13,148

Net income (loss)	$39,766	$1,233	$3,182	$44,181

Average assets	$19,341,000	$61,000	$832,000	$20,234,000

	Three Months Ended March 31, 2016
	Bank	Institutional Investment Management	Asset Servicing	Total
Net interest income	$115,271	$—	$2,621	$117,892
Provision for loan losses	5,000	—	—	5,000
Noninterest income	75,417	18,425	22,508	116,350
Noninterest expense	142,967	17,266	20,211	180,444

Income before taxes	42,721	1,159	4,918	48,798
Income tax expense	10,855	287	1,253	12,395

Net income	$31,866	$872	$3,665	$36,403

Average assets	$17,885,000	$63,000	$1,387,000	$19,335,000

Non-GAAP Financial Measures	UMB Financial Corporation

Net operating income and operating earnings per share non-GAAP reconciliations:

(unaudited, dollars in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income (GAAP)	$44,181	$42,934	$36,403

Adjustments:
Fair value adjustments on contingent consideration (i)	—	—	67
Acquisition expenses (ii)	—	547	3,043
Non-acquisition severance expense (iii)	476	415	524
Marketing agent termination costs (iv)	—	2,725	—
Tax-impact of adjustments (v)	(171)	(1,327)	(1,308)

Total Non-GAAP adjustments (net of tax)	305	2,360	2,326

Net operating income (Non-GAAP)	$44,486	$45,294	$38,729

Earnings per share as reported - diluted	$0.89	$0.87	$0.74
Fair value adjustments on contingent consideration (i)	—	—	—
Acquisition expenses (ii)	—	0.01	0.07
Non-acquisition severance expense (iii)	0.01	0.01	0.01
Marketing agent termination costs (iv)	—	0.05	—
Tax-impact of adjustments (v)	(0.01)	(0.03)	(0.03)

Operating earnings per share - diluted	$0.89	$0.91	$0.79

GAAP
Return on average assets	0.89%	0.86%	0.76%
Return on average equity	9.04	8.58	7.54

Non-GAAP
Operating return on average assets	0.89%	0.90%	0.81%
Operating return on average equity	9.10	9.05	8.02

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliations:	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
Noninterest expense	$188,766	$186,324	$180,444
Adjustments to arrive at operating noninterest expense (pre-tax):
Fair value adjustments on contingent consideration (i)	—	—	67
Acquisition expenses (ii)	—	547	3,043
Non-acquisition severance expense (iii)	476	415	524
Marketing agent termination costs (iv)	—	2,725	—

Total Non-GAAP adjustments (pre-tax)	476	3,687	3,634

Operating noninterest expense	$188,290	$182,637	$176,810

Noninterest expense	$188,766	$186,324	$180,444
Less: Amortization of other intangibles	2,869	2,928	3,226

Noninterest expense, net of amortization of other intangibles (numerator A)	$185,897	$183,396	$177,218

Operating noninterest expense	$188,290	$182,637	$176,810
Less: Amortization of other intangibles	2,869	2,928	3,226

Operating expense, net of amortization of other intangibles (numerator B)	$185,421	$179,709	$173,584

Net interest income (tax equivalent) (vi)	$143,572	$140,147	$124,744
Noninterest income	120,780	116,330	116,350
Less: Gains on sales of securities available for sale, net	468	—	2,933

Total (denominator A)	$263,884	$256,477	$238,161

Efficiency ratio (numerator A/denominator A)	70.45%	71.51%	74.41%
Operating efficiency ratio (numerator B/denominator A)	70.27	70.07	72.89

(i)	Represents fair value adjustments to contingent consideration for the acquisitions of Reams.
(ii)	Represents expenses related to acquisitions.
(iii)	Represents non-acquisition severance expense related to UMB-legacy employees as management excludes severance expense from its internal evaluation of company performance. Severance expense for Marquette-legacy employees is included in item (ii).
(iv)	Represents expenses related to the buy-out and termination of certain marketing and referral agreements in the company’s institutional investment management business.
(v)	Calculated using the company’s marginal tax rate of 36%.
(vi)	Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $9.3 million, $8.7 million, and $6.9 million for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.